Exhibit 99.1

PerkinElmer Updates Fourth Quarter Outlook; To Hold Earnings Call on Tuesday, February 1, 2022

  Fourth quarter 2021 revenue and earnings per share to exceed prior guidance
  Non-COVID organic growth in fourth quarter 2021 of approximately 10%
  Fourth quarter 2021 COVID product and services related revenue of approximately $320 million

WALTHAM, Mass.--(BUSINESS WIRE)--January 11, 2022--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today announced that it anticipates reported and organic revenue growth for the fourth quarter of 2021 of approximately -1% and -12%, respectively, versus the same period a year ago. Adjusted earnings per share from continuing operations is expected to be at least $2.40 for the fourth quarter ended January 2, 2022.

The stronger than expected results in the fourth quarter of 2021 were driven by upside in both non-COVID and COVID product lines relative to management’s previous guidance. Non-COVID organic revenue growth in the fourth quarter is expected to be approximately 10% which would result in full year 2021 non-COVID organic revenue growth of approximately 16%. The Company also expects to report fourth quarter 2021 COVID related revenues of approximately $320 million. This will bring the full year 2021 contribution from COVID related products and services to over $1.5 billion.

For the full year 2021, the Company now expects total revenues of approximately $5.0 billion, with approximately $2.9 billion coming from its Diagnostics segment and approximately $2.1 billion coming from its Discovery and Analytical Solutions segment.

PerkinElmer will release its fourth quarter and full year 2021 financial results after market close on Tuesday, February 1, 2022. The Company will also host a conference call the same day at 5:00 p.m. ET to discuss these results. Prahlad Singh, president and chief executive officer, and Jamey Mock, senior vice president and chief financial officer, will host the conference call.

To access the call, a live audio webcast of the call will be available via this registration form or on the Investors section of the Company's website at www.perkinelmer.com.

A replay of the webcast will be available beginning at 7:00 p.m. ET, Tuesday, February 1, 2022 through the Investors section of the Company’s website.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," “estimates”, "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) the United Kingdom’s withdrawal from the European Union; (21) our ability to obtain future financing; (22) restrictions in our credit agreements; (23) discontinuation or replacement of LIBOR; (24) significant fluctuations in our stock price; (25) reduction or elimination of dividends on our common stock; and (26) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer enables scientists, researchers, and clinicians to address their most critical challenges across science and healthcare. With a mission focused on innovating for a healthier world, we deliver unique solutions to serve the diagnostics, life sciences, food, and applied markets. We strategically partner with customers to enable earlier and more accurate insights supported by deep market knowledge and technical expertise. Our dedicated team of more than 16,000 employees worldwide is passionate about helping customers work to create healthier families, improve the quality of life, and sustain the well-being and longevity of people globally. The Company reported revenue of approximately $3.8 billion in 2020, serves customers in 190 countries, and is a component of the S&P 500 index. Additional information is available at www.perkinelmer.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this announcement also contains non-GAAP financial measures. The reasons we use these measures, reconciliations of organic revenue growth and non-COVID organic revenue growth guidance to the most directly comparable GAAP measures, and other information relating to these measures are included below.

Adjusted earnings per share guidance is also provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from this non-GAAP measure. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

	PKI
	Three Months Ended
	January 2, 2022
Organic revenue growth and non-COVID organic revenue growth:	Projected
Reported revenue growth	approximately	-1%
Less: effect of foreign exchange rates		-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses		11%
Organic revenue growth	approximately	-12%
Less: revenue growth from COVID products		-22%
Non-COVID organic revenue growth (2)	approximately	10%

	PKI
	Twelve Months Ended
	January 2, 2022
Organic revenue growth and non-COVID organic revenue growth:	Projected
Reported revenue growth	approximately	33%
Less: effect of foreign exchange rates		1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses		8%
Organic revenue growth	approximately	24%
Less: revenue growth from COVID products		8%
Non-COVID organic revenue growth (2)	approximately	16%

(1) amounts may not sum due to rounding

(2) excludes revenue from COVID-related products and services in both periods

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We use the related term “non-COVID organic revenue growth” to refer to the measure of comparing current period organic revenue excluding revenue from COVID related products and services with the corresponding period of the prior year excluding revenue from COVID related products and services.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules— accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest expense, foreign exchange gains and losses, integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Acceleration of executive compensation—the announced retirement of a senior executive resulted in an acceleration of compensation expense. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period— we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events—we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Media Relations:
Chet Murray
(781) 663-5728
chet.murray@perkinelmer.com

Investor Relations:
Steve Willoughby
(781) 663-5677
steve.willoughby@perkinelmer.com